UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2016

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EMC Indebtedness

In connection with the closing (the “Closing”) of the EMC Acquisition (as defined below), on July 27, 2016, Global Eagle Entertainment Inc. (the “Company”) and certain of its domestic subsidiaries (the “Global Eagle Subsidiary Guarantors”) entered into Joinder Agreements (each, a “Joinder Agreement”) to (i) a First Lien Credit Agreement, dated as of July 1, 2015, as amended by the Amendment No. 1 to First Lien Credit Agreement, dated as of May 9, 2016, by and among Emerging Markets Communications, LLC (the “Borrower”), Morgan Stanley Senior Funding, Inc., as the Administrative Agent (the “First Lien Agent”), the guarantors party thereto (the “Existing First Lien Guarantors” and, together with the Global Eagle Subsidiary Guarantors, the Borrower and the Company, collectively, the “First Lien Loan Parties”) and the lenders from time to time party thereto (the “First Lien Lenders”) (as amended, modified or otherwise supplemented from time to time, the “First Lien Credit Agreement”) and (ii) a Second Lien Credit Agreement, dated as of July 1, 2015, as amended by the Amendment No. 1 to Second Lien Credit Agreement, dated as of May 9, 2016, by and among the Borrower, Morgan Stanley Senior Funding, Inc., as the Administrative Agent (the “Second Lien Agent”), the guarantors party thereto (the “Existing Second Lien Guarantors” and, together with the Global Eagle Subsidiary Guarantors, the Borrower and the Company, collectively, the “Second Lien Loan Parties”) and the lenders from time to time party thereto (the “Second Lien Lenders”) (as amended, modified or otherwise supplemented from time to time, the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “MS Credit Facilities”). Pursuant thereto, the Company and the Global Eagle Subsidiary Guarantors became guarantors of all outstanding and future indebtedness of the Borrower under the MS Credit Facilities and subject to all terms, restrictions and obligations thereunder.

Pursuant to the First Lien Credit Agreement, the First Lien Lenders agreed to make loans in an original aggregate principal amount not to exceed $319,000,000, comprised of term loans (the “First Lien Term Loans”) and revolving loans (the “First Lien Revolving Loans” and together with the First Lien Term Loans, the “First Lien Loans”). In connection with the Closing, under an Incremental Amendment dated June 29, 2016 (the “Incremental Agreement”), the total revolving facility capacity under the First Lien Credit Agreement was increased from $35 million to $75.5 million. As of the Closing, the outstanding principal amounts of First Lien Term Loans and First Lien Revolving Loans were $265,320,000 and $28,000,000, respectively, and there was $6,000,000 of undrawn First Lien Revolving Loan capacity under the First Lien Credit Agreement.

Subject to certain exceptions, First Lien Term Loans bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (i) the Base Rate (as defined in the First Lien Credit Agreement) plus 4.75% or (ii) at a rate per annum equal to the Eurocurrency Rate for each Interest Period (as defined in the First Lien Credit Agreement) plus a percentage per annum equal to 5.75%. Amounts borrowed under the First Lien Term Loans that are repaid or prepaid may not be re-borrowed. In addition, the First Lien Credit Agreement requires quarterly principal amortization payments of 0.25% of the aggregate principal amount outstanding of First Lien Term Loans, subject to reduction as a result of the application of prepayments or cancellation of indebtedness in accordance with the terms of the First Lien Credit Agreement.

The First Lien Credit Agreement also provides that First Lien Revolving Loans bear interest at a rate based on the Base Rate, Eurocurrency Rate or EURIBOR Rate, each as defined in the First Lien Credit Agreement (each such loan a “EURIBOR Rate Loan”). Subject to certain exceptions, First Lien Revolving Loans bear interest at varying rates based on the Consolidated First Lien Net Leverage Ratio (as defined in the First Lien Credit Agreement), which ratio ranges from greater than 3.50:1.00 (corresponding to a higher interest rate) to less than or equal to 3.00:1.00 (corresponding to a lower interest rate).

Subject to certain conditions, the First Lien Loans may be voluntarily prepaid at any time without penalty or premium. The First Lien Credit Agreement also provides for mandatory prepayments relating to excess cash flow, asset dispositions, incurrence of indebtedness and casualty events, all subject to customary exceptions, conditions and qualifications.

Pursuant to the Second Lien Credit Agreement, the Second Lien Lenders agreed to make term loans (each such loan a “Second Lien Term Loan”) in an original aggregate principal amount not to exceed $92,000,000. As of the Closing, the outstanding principal amount of Second Lien Term Loans was $92,000,000.

Under the Second Lien Credit Agreement, Second Lien Term Loans bear interest at a rate based on (i) the Base Rate, as defined in the Second Lien Credit Agreement (each such loan, a “Second Lien Base Rate Loan”), or (ii) the Eurocurrency Rate, as defined in the Second Lien Credit Agreement (each such loan, a “Second Lien Eurocurrency Loan”). Subject to certain exceptions set forth in the Second Lien Credit Agreement, (i) each Second Lien Base Rate Loan bears interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus 8.625% and (ii) each Second Lien Eurocurrency Loan bears interest on the outstanding principal amount thereof for each Interest Period (as defined in the Second Lien Credit Agreement) at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a percentage per annum equal to 9.625%. Amounts borrowed under the Second Lien Credit Agreement that are repaid or prepaid may not be re-borrowed.

The Second Lien Credit Agreement provides for mandatory prepayments relating to excess cash flow, asset dispositions, incurrence of indebtedness and casualty events, all subject to customary exceptions, conditions and qualifications.

The obligations of the First Lien Lenders to make loans under the First Lien Credit Agreement and the obligations of the Second Lien Lenders to make loans under the Second Lien Credit Agreement are both subject to customary conditions precedent.

The First Lien Credit Agreement contains customary affirmative and negative covenants of the First Lien Loan Parties, as well as a financial covenant which requires that the Company maintain a certain maximum Consolidated First Lien Net Leverage Ratio (as defined in the First Lien Credit Agreement) measured at the end of each fiscal quarter for the life of the First Lien Loans, which Consolidated First Lien Net Leverage Ratio shall not exceed 3.75 to 1.00 until the fourth fiscal quarter in 2017, 3.50 to 1.00 for each fiscal quarter in 2018, 3.25 to 1.00 for each fiscal quarter in 2019 and 3.00 to 1.00 for each fiscal quarter thereafter until the Latest Maturity Date (as defined in the First Lien Credit Agreement).

The Second Lien Credit Agreement contains customary affirmative and negative covenants of the Second Lien Loan Parties, as well as a financial covenant which requires that the Company maintain a certain maximum Consolidated Total Net Leverage Ratio (as defined in the Second Lien Credit Agreement) measured at the end of each fiscal quarter for the life of the Second Lien Loans, which Consolidated Total Net Leverage Ratio shall not exceed 5.75 to 1.00 until the fourth fiscal quarter in 2017, 5.50 to 1.00 for each fiscal quarter in 2018, 5.25 to 1.00 for each fiscal quarter in 2019 and 5:00 to 1:00 for each fiscal quarter thereafter until the Latest Maturity Date (as defined in the Second Lien Credit Agreement).

Under the First Lien Credit Agreement and Second Lien Credit Agreement, the First Lien Loan Parties and Second Lien Loan Parties, respectively, also make certain customary representations and warranties, and agree to certain customary post-closing obligations, including indemnification of the various administrative and other agents, lenders, arrangers and bookrunners. The MS Credit Facilities contain certain customary events of default, upon the occurrence and during the continuance of which all obligations under each of the First Lien Credit Agreement and Second Lien Credit Agreement may become immediately due and payable.

In connection with the EMC Acquisition, (i) the Borrower and certain of its subsidiaries entered into Amendment No. 1 to First Lien Security Agreement, dated May 9, 2016, by and among the grantors party thereto and the First Lien Agent, which amends the First Lien Security Agreement, dated July 1, 2015, by and among the grantors party thereto and the First Lien Agent; and (ii) the Company and the Global Eagle Subsidiary Guarantors entered into a First Lien Security Agreement Supplement, dated July 27, 2016, by which each such entity joined and otherwise become subject to the terms, conditions and obligations thereunder (as so amended and supplemented, the “First Lien Security Agreement”). Under the First Lien Security Agreement, each First Lien Loan Party granted to the First Lien Agent, to secure the payment and performance in full of all of the obligations under the First Lien Credit Agreement, a continuing security interest in, and pledged to the First Lien Agent, all equity interests, debt securities and collateral of the First Lien Loan Parties under Article 9 of the Uniform Commercial Code in effect in the state of New York, and all proceeds and products and supporting obligations in respect thereof, subject to customary limitations, exceptions, exclusions and qualifications.

In connection with the EMC Acquisition, (i) the Borrower and certain of its subsidiaries entered into Amendment No. 1 to Second Lien Security Agreement, dated May 9, 2016, by and among the grantors party thereto and the Second Lien Agent, which amends the Second Lien Security Agreement, dated July 1, 2015, by and among the grantors party thereto and the Second Lien Agent; and (ii) the Company and the Global Eagle Subsidiary Guarantors entered into a Second Lien Security Agreement Supplement, dated July 27, 2016, by which each such entity joined and otherwise become subject the terms, conditions and obligations thereunder (as so amended and supplemented, the “Second Lien Security Agreement”). Under the Second Lien Security Agreement, each Second Lien Loan Party granted to the Second Lien Agent, to secure the payment and performance in full of all of the obligations under the Second Lien Credit Agreement, a continuing security interest in, and pledged to the Second Lien Agent, all equity interests, debt securities and collateral of the Second Lien Loan Parties under Article 9 of the Uniform Commercial Code in effect in the state of New York, and all proceeds and products and supporting obligations in respect thereof, subject to customary limitations, exceptions, exclusions and qualifications.

In connection with joining the MS Credit Facilities, Global Eagle and the Global Eagle Subsidiary Guarantors acknowledged and agreed to that certain Intercreditor Agreement, dated as of July 1, 2015, as amended by that certain Amendment No. 1 to Intercreditor Agreement, dated as of July 27, 2016, by and between the First Lien Agent and Second Lien Agent (the “Intercreditor Agreement”). The Intercreditor Agreement, among other things, provides that all liens securing the obligations under the Second Lien Credit Agreement on any collateral are junior in right, priority and effect to all liens securing the obligations under the First Lien Credit Agreement granted by the grantors under the First Lien Security Agreement and any related instruments.

The Company has filed herewith as Exhibits 10.1 through 10.10  the First Lien Credit Agreement (10.1), the Joinder Agreement to the First Lien Credit Agreement for the Company (10.2), the Joinder Agreement to the First Lien Credit Agreement for certain of the Company’s subsidiaries (10.3), the First Lien Security Agreement (10.4), the Second Lien Credit Agreement (10.5), the Joinder Agreement to the Second Lien Credit Agreement for the Company (10.6), the Joinder Agreement to the Second Lien Credit Agreement for certain of the Company’s subsidiaries (10.7), the Second Lien Security Agreement (10.8), the Intercreditor Agreement (10.9) and the Incremental Amendment (10.10), respectively (collectively, the “Loan Agreements”), which Exhibits are incorporated herein by reference, and the foregoing descriptions of the Loan Agreements are qualified in their entirety by reference thereto.

Registration Rights Agreement

In connection with the EMC Acquisition and pursuant to the terms of the Purchase Agreement (as defined below), the Company entered into a Registration Rights Agreement, dated July 27, 2016, with the Seller (as defined below) and the other holders party thereto, relating to the registration of the Company common stock issued in partial satisfaction of the purchase price paid under the Purchase Agreement described below.

Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file, no later than 30 days following the Closing, a resale shelf registration statement, and use its commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of three years after effectiveness and the date on which all shares covered by the Registration Rights Agreement are eligible for resale under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or such earlier date when the applicable parties to the Registration Rights Agreement no longer hold shares entitled to be registered.

The Company has filed herewith as Exhibit 10.11 the Registration Rights Agreement, which Exhibit is incorporated by reference herein, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Item 1.02 Termination of a Material Definitive Agreement

On July 27, 2016, the Company repaid all amounts outstanding under the Loan and Security Agreement, dated December 22, 2014, by and among Citibank, N.A., the Company, and the direct or indirect domestic subsidiaries of the Company listed on Schedule 1 thereto or otherwise a party thereto from time to time (the “Citibank Credit Agreement”). In exchange for the payment in full of obligations under the Citibank Credit Agreement, the Company terminated that agreement and obtained a full release of any further obligations thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 27, 2016, the Company completed the previously disclosed acquisition (the “EMC Acquisition”) of all of the issued and outstanding membership interests of EMC Intermediate, LLC (“EMC”) and its Emerging Markets Communications business pursuant to an Interest Purchase Agreement (the “Purchase Agreement”), dated May 9, 2016, by and between the Company and EMC Acquisition Holdings, LLC (an affiliate of ABRY Partners VII, L.P.) (“Seller”).

The purchase price for EMC, which is subject to customary post-Closing working capital and other adjustments, consisted of: $30 million in cash paid at the Closing; (ii) approximately 5.5 million shares of Company common stock issued at the Closing; (iii) the Company’s assumption of approximately $382 million of EMC’s indebtedness (as described in Item 1.01 above); (iv) the redemption for cash of approximately $55 million of existing Seller preferred stock; and (v) $25 million in deferred consideration to be paid in cash or newly issued Company common stock (at the option of the Company) one year after the closing.

We incorporate by reference into this Item 2.01 the description of the Purchase Agreement set forth in Item 1.01 of the Company’s Current Report on Form 8-K/A, filed on May 16, 2016 (File No. 001-35176). The Purchase Agreement has been incorporated by reference in this filing to provide investors with information regarding its terms. It is not intended to be a source of financial, business, operational or other factual information about the Company or EMC or to modify or supplement any factual disclosures about the Company in its other public reports filed with the U.S. Securities and Exchange Commission (“SEC”). In particular, the representations, warranties and covenants and other obligations contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and made as of the dates specified therein; are solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations or qualifications agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified or limited by confidential disclosure schedules made between the parties for the purpose of allocating contractual risk between them instead of establishing matters as facts; and may be subject to a standard of materiality provided for in the Purchase Agreement that differs from those applicable to investors. Investors should not rely on the representations, warranties and covenants and other obligations or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, EMC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We incorporate by reference into this Item 2.03 the information set forth in Item 1.01 of this Current Report on Form 8-K under “EMC Indebtedness.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective July 27, 2016, the board of directors (the “Board”) of the Company appointed Abel Avellan to serve as President and Chief Strategy Officer of the Company.

Mr. Avellan, age 45, co-founded EMC in 2000 and served as its Chief Executive Officer prior to the EMC Acquisition. Mr. Avellan has over 25 years of experience as a trained engineer and played a major role in developing several of EMC’s patented applications designed for bandwidth re-utilization, noise reduction and reduction of antenna sizes for fixed and mobile networks. Mr. Avellan holds a Bachelor of Science in Electrical Engineering degree from Simón Bolívar University.

The Company and Mr. Avellan have entered into an Employment Agreement (the “Employment Agreement”), dated July 27, 2016.

The Employment Agreement provides that Mr. Avellan will receive an annual base salary of $325,000. Subject to his achievement of certain individual and Company performance objectives to be established by the Company, Mr. Avellan will be eligible for an annual performance bonus with an initial current target of 75% of his annual base salary. Mr. Avellan is also entitled to participate in the Company’s employee benefit plans and programs on the same basis as those benefits are generally made available to other peer executives of the Company. If Mr. Avellan’s employment is terminated for any reason, Mr. Avellan will be entitled to receive any accrued but unpaid wages for the period prior to the date of termination and any accrued benefits owed to him for the period prior to the termination in accordance with the Company’s benefits plans then in effect in which he was participating as of the termination date. Further, if the Company terminates Mr. Avellan’s employment without “cause” or Mr. Avellan terminates his employment for “good reason” (as such terms are defined in the Employment Agreement), subject to Mr. Avellan entering into a general release and his continued compliance with the terms of the Employment Agreement and the Restrictive Covenant Agreement (as defined below), he will receive any earned but unpaid annual bonus for any completed fiscal year that ends on or before the termination date and continued payment of his then-current annual base salary for twelve months after the termination date.

In addition, on July 27, 2016, the Company granted Mr. Avellan (i) non-qualified stock options to purchase 450,000 shares of the Company’s common stock, at an exercise price per share of $8.03, which was the closing price of the Company’s common stock on NASDAQ on July 27, 2016 (the “Option Award”), one-third of which will vest on July 27, 2017 and the balance of which will vest in equal monthly installments over the following 24 months, (ii) an award of 275,000 restricted stock units, which will vest in three equal annual installments, with the first installment vesting on July 27, 2017 and the remaining installments vesting annually thereafter (the “RSU Award”), and (iii) 175,000 fully vested shares of the Company’s common stock. The Option Award and the RSU Award were granted to Mr. Avellan as employment inducement awards pursuant to the Company’s 2016 Inducement and Retention Stock Plan for EMC Employees (the “Inducement Plan”), which was adopted in connection with the EMC Acquisition pursuant to NASDAQ Listing Rule 5635(c)(4) and described in the press release attached as Exhibit 99.1 hereto.

The Employment Agreement provides that, in the event of a “change of control” (as defined in the Employment Agreement) prior to the one year anniversary of the date of the Employment Agreement, all of the outstanding unvested options subject to the Option Award and all outstanding and unvested restricted stock units subject to the RSU Award will immediately and automatically vest upon the earlier to occur of (i) the termination of Mr. Avellan’s employment by the Company without cause or by Mr. Avellan for good reason and (ii) the one year anniversary of the date of the Employment Agreement. In addition, in the event of (a) a change of control on or following the one year anniversary of the date of the Employment Agreement, or (b) the termination of Mr. Avellan’s employment by the Company without cause or by Mr. Avellan with good reason, all of the outstanding unvested options subject to the Option Award and all outstanding unvested restricted stock units subject to the RSU Award will immediately and automatically vest (x) in the case of clause (a), as of the date of the change of control, and (y) in the case of clause (b), as of the date of Mr. Avellan’s termination.

On July 27, 2016, the Company also entered into a restrictive covenant agreement with Mr. Avellan in connection with his employment (the “Restrictive Covenant Agreement”) whereby Mr. Avellan has agreed to certain restrictions regarding the Company’s proprietary information and to certain non-competition and non-solicitation provisions.

In connection with the EMC Acquisition, the Company, through EMC, entered into a Services Agreement (“Services Agreement”) and expects to enter into a Distribution Agreement (“Distribution Agreement”) and Master Services Agreement, (“Master Services Agreement”) in each case with Trio Connect, LLC (“Trio”) or an entity affiliated with Trio (collectively, “Transition Agreements”). Mr. Avellan owns an approximate 7.5% equity interest in Trio. Under the Transition Agreements, Trio and EMC agree to provide each other with employment, consulting and operational transition services in exchange for payments determined according to the terms of each agreement. In addition, under the Distribution Agreement, EMC is expected to obtain rights to market and sell Trio products in EMC’s commercial telecommunications markets in exchange for payments determined in accordance with the Distribution Agreement. Under the Master Services Agreement, Trio is expected to provide approximately $21,000 of services to the Company on a monthly basis, and the Company is expected to provide $17,000 of services to Trio on a monthly basis. There are no fixed commitments to purchase hardware from Trio under the Distribution Agreement and the Company may or may not use Trio as a supplier of satellite-related equipment in the future. Under the Services Agreement, a wholly-owned Trio entity employs certain Company employees, who will be transferred to a to-be-formed wholly-owned Company subsidiary. The monthly cost for these employees is approximately $305,000 and the Company expects the Services Agreement to terminate in the fourth quarter of 2016.

Except for the Employment Agreement, Restrictive Covenant Agreement and Purchase Agreement, there are no arrangements or understandings with the Company pursuant to which Mr. Avellan was appointed as President and Chief Strategy Officer of the Company. There are no family relationships between Mr. Avellan and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.

The Company has filed herewith as Exhibit 10.12 a copy of the Employment Agreement, which includes a copy of the Restrictive Covenant Agreement as Exhibit A thereto. The Employment Agreement and Restrictive Covenant Agreement are incorporated by reference herein, and the foregoing summaries of the Employment Agreement and Restrictive Covenant Agreement are qualified in their entirety by reference thereto. The Company has filed herewith as Exhibits 10.13 through 10.16 the Inducement Plan and the associated award agreements under which Mr. Avellan received the foregoing grants, which are incorporated by reference herein, and the foregoing summaries of the Inducement Plan and associated award agreements to Mr. Avellan are qualified in their entirety by reference thereto.

Item 7.01 Regulation FD Disclosure.

On August 2, 2016, the Company issued a press release (the “Press Release”) announcing the adoption of the Inducement Plan and grants of associated “employment inducement awards” thereunder to Mr. Avellan and other EMC employees under NASDAQ Listing Rule 5635(c)(4). We have furnished herewith as Exhibit 99.1 a copy of the Press Release.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of EMC required by Item 9.01 are not included in this Current Report on Form 8-K. In accordance with SEC rules, the Company will file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information for the EMC Acquisition required by Item 9.01 are not included in this Current Report on Form 8-K. In accordance with SEC rules, the Company will file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this initial Current Report is required to be filed.

(d) Exhibits.

The Company incorporates herein by reference the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Michael Zemetra
Name: Michael Zemetra
Title: Chief Financial Officer

Dated: August 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1

Interest Purchase Agreement, dated May 9, 2016, by and between the Company and EMC Acquisition Holdings, LLC (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 13, 2016 and incorporated herein by reference).

10.1

First Lien Credit Agreement, dated as of July 1, 2015, as amended by Amendment No. 1 to First Lien Credit Agreement, dated as of May 9, 2016, by and among EMC Acquisition, LLC, Emerging Markets Communications, LLC, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, the guarantors party thereto and the lenders from time to time party thereto.

10.2

Joinder to First Lien Credit Agreement, dated July 27, 2016, by and among Global Eagle Entertainment Inc., the grantors party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.

10.3	Joinder to First Lien Credit Agreement, dated July 27, 2016, by and among the joining parties thereto, the grantors party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.
10.4

First Lien Security Agreement, dated July 1, 2015, as amended by Amendment No. 1 to the First Lien Security Agreement, dated May 9, 2016, as further supplemented by that First Lien Security Agreement Supplement, dated July 27, 2016, made by Global Eagle Entertainment Inc., and each entity listed on Schedule 1 thereto, by and among the grantors party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.

10.5

Second Lien Credit Agreement dated as of July 1, 2015, as amended by Amendment No. 1 to Second Lien Credit Agreement, dated as of May 9, 2016, by and among the Emerging Markets Communications, LLC, EMC Acquisition, LLC, and the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, the guarantors party thereto and the lenders from time to time party thereto.

10.6

Joinder to Second Lien Credit Agreement, dated July 27, 2016, by and among Global Eagle Entertainment Inc., the grantors party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.

10.7	Joinder to Second Lien Credit Agreement, dated July 27, 2016, by and among the joining parties thereto, the grantors party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.
10.8

Second Lien Security Agreement, dated July 1, 2015, as amended by Amendment No. 1 to the Second Lien Security Agreement, dated May 9, 2016, as further supplemented by the Second Lien Security Agreement Supplement, dated July 27, 2016 made by Global Eagle Entertainment Inc., and each entity listed on Schedule 1 thereto, by and among the grantors party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.

10.9

Intercreditor Agreement, dated July 1, 2015, as amended by Amendment No. 1 to the Intercreditor Agreement, dated July 27, 2016, by and between Morgan Stanley Senior Funding, Inc., as First Lien Credit Agreement Administrative Agent and Morgan Stanley Senior Funding, Inc., as Second Lien Credit Agreement Administrative Agent.

10.10

Incremental Amendment, dated as of June 29, 2016 by and among Emerging Markets Communications, LLC, EMC Acquisition, LLC, and the other Guarantors party thereto, the Toronto-Dominion Bank, and Morgan Stanley Senior Funding, Inc.

10.11	Registration Rights Agreement, dated as of July 27, 2016, by and among the Company, EMC Acquisition Holdings, LLC and the other holders party thereto.
10.12

Employment Agreement, dated as of July 27, 2016, by and between the Company and Abel Avellan and Exhibit A thereto (Restrictive Covenant Agreement, dated as of July 27, 2016, by and between the Company and Abel Avellan).

10.13	Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees.
10.14	Nonqualified Stock Option Grant Notice and Award Agreement for Abel Avellan under the Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees.
10.15	Restricted Stock Unit Grant Notice and Award Agreement for Abel Avellan under the Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees.
10.16	Unrestricted Stock Grant Notice for Abel Avellan under the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan.
99.1	Press Release, dated August 2, 2016.